Exhibit 5.3

November 9, 2017

Fibria Celulose S.A.
Rua Fidêncio Ramos, 302 — 3rd floor
04551-010 São Paulo — SP
Brazil

Fibria Overseas Finance Ltd.
190 Elgin Avenue, George Town
Grand Cayman KY1-9005
Cayman Islands

Ladies and Gentlemen:

We have acted as United States counsel to Fibria Celulose S.A., a corporation (sociedade por ações) organized under the laws of Brazil (“Fibria”) and Fibria Overseas Finance Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Fibria Finance” and together with Fibria, the “Fibria Companies”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series, of (i) unsecured debt securities of Fibria (the “Fibria Securities”) and (ii) unsecured debt securities of Fibria Finance (the “Fibria Finance Securities” and together with the Fibria Securities, the “Securities”), which Fibria Finance Securities will be guaranteed by Fibria. The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, (i) the Fibria Securities are to be issued from time to time under an indenture to be entered into by and among Fibria and Deutsche Bank Trust Company Americas (the “Trustee”), in the form attached as an exhibit to the Registration Statement (the “Fibria Indenture”) filed with the SEC on November 9, 2017 and (ii) the Fibria Finance Securities are to be issued from time to time under an indenture to be entered into by and among Fibria, Fibria Finance and the Trustee, in the form attached as an exhibit to the Registration Statement (the “Fibria Finance Indenture” and, together with the Fibria Indenture, the “Indentures”) filed with the SEC on November 9, 2017. Pursuant to the Fibria Finance Indenture, Fibria will unconditionally guarantee Fibria Finance’s obligations under the Fibria Finance Indenture (the “Guarantee”).

In so acting, we have examined certificates of public officials and certificates of officers of the Fibria Companies, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Fibria Companies, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth, including, without limitation, the following:

(a)                     the Registration Statement and the documents incorporated by reference therein; and

(b)                     the forms of Indentures, including the forms of the Securities included therein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as electronic, facsimile, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact relevant to the opinions expressed herein, we (a) have assumed and have not independently established or verified, the accuracy of (i) certificates of governmental officials that we have reviewed, and (ii) certificates and oral or written statements and other information of or from representatives of the Fibria Companies, and (b) assume compliance on the part of all parties to the Indentures with their covenants and agreements contained therein.

In rendering the opinions expressed below, we have also assumed that:

(i)                                     each of the parties to the Indentures is duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization and has the corporate power and authority to execute, deliver and perform its obligations under the Indentures to which it will become a party and under any Securities which it may issue under one or more of the Indentures;

(ii)                                  each of the Indentures has been duly authorized by all parties thereto;

(iii)                               all signatories to the each of the Indentures will be duly authorized to execute each Indenture to which it will become a party;

(iv)                              all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under all applicable laws (other than, and only as to, the Fibria Companies, the laws of the State of New York and the federal laws of the United States) for the execution, delivery and performance of the Indentures have been obtained or effected and are in full force and effect;

(v)                                 the execution, delivery and performance by each of the Fibria Companies of each of the Indentures to which such Fibria Company will become a party will not (x) contravene their bylaws or similar organizational documents or (y) violate, or require any consent not obtained under, any agreement or instrument applicable to or binding upon either of the Fibria Companies;

(vi)                              the Indentures, when duly executed and delivered by all of the parties thereto, will constitute the legal, valid, binding and enforceable obligation of, all of the parties thereto under all applicable law (except to the extent set forth in the opinions below as to the Fibria Companies with regard to the laws of the State of New York and the federal laws of the United States);

(vii)                           at the time any Securities are issued as contemplated by the Registration Statement, the Registration Statement and any amendments thereto (including post-effective amendments) will have become and will continue to be effective and will comply with all applicable laws;

(viii)                        at the time Securities of any series are issued as contemplated by the Registration Statement, the issuance of such Securities will have been duly authorized by the issuer (and if applicable, the guarantor) of such Securities, and the final terms and conditions thereof will have been authorized and approved by the issuer (and if applicable, the guarantor) of such Securities;

(ix)                              at the time Securities of any series are issued as contemplated by the Registration Statement, any supplemental indenture to the Indenture under which Securities of such series are to be issued relating to the Securities will have been authorized and approved by each of the parties to such Indenture;

(x)                                 at the time Securities of any series are issued as contemplated by the Registration Statement, all signatories to the Securities of such series and any related supplemental indenture to the Indenture under which Securities of such series will have been duly authorized to execute such Securities and supplemental indenture;

(xi)                              the terms of each Security will conform to the form thereof contained in the Indenture under which such Security is to be issued, as supplemented by any supplemental indenture to such Indenture relating to Securities of the applicable series;

(xii)                           at the time Securities of any series are issued as contemplated by the Registration Statement, all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under all applicable laws for the execution, delivery and performance of the Securities of the applicable series and the supplemental indenture to the Indenture under which Securities of such series will be issued will have been obtained or effected and will be in full force and effect;

(xiii)                        at the time Securities of any series are issued as contemplated by the Registration Statement, the execution, delivery and performance by the applicable Fibria Company of the Securities of the applicable series and the supplemental indenture to the Indenture under which Securities of such series will be issued will not (x) contravene their bylaws or similar organizational documents or (y) violate, or require any consent not obtained under, any agreement or instrument applicable to or binding upon either of the Fibria Companies;

(xiv)                       each series of Securities will be issued with an original aggregate principal amount (or, in the case of any Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more;

(xv)                          the Securities of each series issued under either of the Indentures, when executed and delivered by the applicable Fibria Company and authenticated and delivered by the Trustee in accordance with the terms of the applicable Indenture and delivered and paid for by the underwriters of such Securities in accordance with the terms of an underwriting agreement that has been duly authorized, executed and delivered by each of the parties thereto (each, an “applicable Underwriting Agreement”), will constitute the legal, valid, binding and enforceable obligations of the applicable Fibria Company under all applicable law (except to the extent set forth in the opinions below as to the Fibria Companies with regard to the laws of the State of New York);

(xvi)                       the Guarantee, upon the execution, delivery and authentication of the Securities of the applicable series in accordance with the terms of the Fibria Finance Indenture and the delivery of and payment for such Securities by the underwriters in accordance with the terms of the applicable Underwriting Agreement, will constitute the legal, valid, binding and enforceable obligations of Fibria under all applicable law (except to the extent set forth in the opinions below as to Fibria with regard to the laws of the State of New York);

(xvii)                    with respect to each party to the Indentures, each such party is in compliance with all applicable laws and regulations pertaining to the regulation of banks, trustees, fiduciaries or other financial institutions or affiliates of any thereof; and

(xviii)                 the offering and sale of the Securities will be made in the manner contemplated in the Registration Statement and the applicable Underwriting Agreement.

Based upon and subject to the foregoing and subject also to the qualifications and limitations set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.             The Fibria Securities to be issued under the Fibria Indenture will be valid, binding and enforceable obligations of Fibria, entitled to the benefits of the Fibria Indenture.

2.             The Fibria Finance Securities to be issued under the Fibria Finance Indenture will be valid, binding and enforceable obligations of Fibria Finance, entitled to the benefits of the Fibria Finance Indenture.

3.             The Guarantee to be issued under the Fibria Finance Indenture will be the valid, binding and enforceable obligation of Fibria, entitled to the benefits of the Fibria Finance Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of either of the Fibria Companies, (i) we have assumed that each of Fibria, Fibria Finance, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities and the Guarantee, as the case may be, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Fibria and Fibria Finance regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions of the type contemplated in the Indentures, the Securities and the Guarantee), (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights and (iv) insofar as any obligation under the Indentures and the Securities is required to be performed in any jurisdiction outside the United States of America, such performance will not be ineffective or illegal under the laws of such jurisdiction.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Indentures, the Securities or the Guarantee relating to indemnification, contribution or exculpation in connection with (i) violations of federal or state securities laws, (ii) violations of any public policy or (iii) liability for the indemnified or exculpated party’s own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

We express no opinion as to (i) Section 1.15 of each of the Indentures, to the extent that each such provision purports to confer the subject matter jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York to adjudicate any controversy related to such document, (ii) the enforceability of the waiver of inconvenient forum set forth in Section 1.15 of the Indenture with respect to proceedings in any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York insofar as a court may consider an objection that such court is an inconvenient forum and (iii) the choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York and applying the law of the state of New York.

With respect to any Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. We have further assumed that the currency in which the Securities may be denominated will not violate any exchange or currency controls of any applicable jurisdiction.

In addition, we note that the waiver of defenses relating to the Guarantee in Article XII of the Fibria Finance Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

We do not express or purport to express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. Accordingly, as to all matters governed by the laws of Brazil or the Cayman Islands involved in our opinions and the other matters set forth above, we have relied, without independent investigation, upon the opinion of the law firms of Pinheiro Guimarães and Maples and Calder, respectively, dated the date hereof, which opinions are being delivered to you concurrently herewith.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the headings “Validity of Securities” and “Legal Matters,” as applicable, as counsel for Fibria and Fibria Finance who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ White & Case LLP

DEB: JPG: BAJ: KK: GMR: CMC